Exhibit 32.4
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Michael A. Gerlich, Treasurer of Gastar Exploration USA, Inc. (the “Company”), hereby certify that the accompanying Annual Report on Form 10-K for the period ended December 31, 2010 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, fully complies with the requirements of that section.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 8, 2012

/s/ MICHAEL A. GERLICH
Michael A. Gerlich
Treasurer